Exhibit 10-E



                    EMPLOYEE INCENTIVE COMPENSATION PLAN OF
                           METROPOLITAN EDISON COMPANY

 (Amending and Restating the former Management Incentive Compensation Plan of Metropolitan Edison Company, last amended and restated March 1, 1990. This Amendment and Restatement is dated April 1, 1995, and is effective beginning with the 1995 Plan Year)

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 1.    Purpose

       The purpose of the Employee Incentive Compensation Plan of Metropolitan Edison Company (the "Plan") is to attract and retain highly qualified employees, to obtain from each the best possible performance, and to underscore the importance to them of achieving particular business goals.

 2.    Definitions

       For the purposes of the Plan, the following terms shall have the following meanings:

       A. Awards. Incentive Compensation Awards made pursuant to the Plan. There shall be two classes of Awards -- Class I and Class II.

       B.    Chairman.  The Chairman of the Board of the Company.

       C.    President.  The President of the Company.

       D.    Company.  Metropolitan Edison Company.

       E. Employee. An individual who is on the active, non-bargaining unit payroll of the Company at any time during the period for which an Award is made, and who is not eligible for an Award under the Incentive Compensation Plan for Elected Officers.

       F. Performance Period. The fiscal year (currently calendar) for which Awards are made.

 3.    Effective Date

       The effective date of the Plan is January 1, 1989.

 4.    Amounts Available for Awards

       A. The aggregate amount available for Awards for any Performance Period shall be determined by the Chairman and the President.

       B. No Awards shall be made for a Performance Period if during such Performance Period no dividends were declared or paid on shares of Common Stock of General Public Utilities Corporation.

 5.    Eligibility for Awards


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       A.    The President shall determine the Employees, if any, who are eligible for Awards for each Performance Period. The President shall determine which Employees are eligible to receive Class I or Class II Awards.

       B. The President may include among Employees eligible for Awards for a Performance Period, Employees whose employment terminated (whether by reason of retirement, death, disability or other cause) during such Performance Period.


     6.    Determination of Amounts of Awards

       The President shall determine the amounts of Awards either at or following the end of the Performance Period to which they relate. The amount of the Awards to be made for any Performance Period shall be so determined in accordance with the methods and procedures set forth in the GPU System Management Incentive Compensation Plan Administrative Manual or its successor, the GPU System Employee Incentive Compensation Plan Administrative Manual, as in effect for such Performance Period (the "Manual").

 7.    Form of Awards

       Awards shall be made in cash.

 8.    Payment of Awards

       An Award shall be paid as soon as practicable after it is made.

 9.    Special Awards and Other Plans

        Nothing contained in the Plan shall prohibit the Company from granting special performance or recognition awards under such conditions, and in such form and manner as it sees fit, or from establishing other incentive compensation plans providing for the payment of incentive compensation to Employees.

 10.   Amendment and Interpretation of the Plan.

       A. Action to amend the Plan from time to time or to terminate it entirely or to direct the discontinuance of Awards either
             temporarily or permanently,  may be taken by the Chairman.   No
             amendment or termination of the Plan shall reduce or otherwise affect an Award already made hereunder without the consent of the Employee affected.

       B. The decision of the Chairman and the President with respect to any questions arising in connection with the administration or interpretation of the Plan shall be final, conclusive and binding.


 11.   Miscellaneous.

       A. All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

       B. All Awards under the Plan are subject to applicable withholding for federal, state and local taxes.

       C. The Participation of any Employee in the Plan may be terminated at any time. No promise or representation, either express or implied, is made to any Employee with respect to continued employment, transfer or promotion because of his or her participation in the Plan.




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